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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2002

VICAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Jurisdiction of Incorporation)	005-42755 (Commission File Number)	99-0948554 (I.R.S. Employer Identification No.)

9373 Towne Centre Drive, Suite 100 San Diego, California (Address of Principal Executive Offices)	92121-3088 (Zip Code)

Registrant's telephone number, including area code: (858) 646-1100

Item 4. Changes in Registrant's Certifying Accountant.

        Effective April 30, 2002, the Company engaged KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending December 31, 2002. During the fiscal years ended December 31, 2001 and 2000, and the interim period between December 31, 2001, and April 30, 2002, neither the Company nor anyone acting on its behalf consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements, or any matters or reportable events as defined in Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 2, 2002	By:	/s/ MARTHA J. DEMSKI Martha J. Demski Vice President, Chief Financial Officer, Treasurer and Secretary

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SIGNATURES